   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1996
                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 ADAPTEC, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  CALIFORNIA                                    94-2748530
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
                            ------------------------

            DATA KINESIS, INC. 1996 STOCK OPTION/STOCK ISSUANCE PLAN
                            (FULL TITLE OF THE PLAN)
                            ------------------------

                                F. GRANT SAVIERS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          691 SOUTH MILPITAS BOULEVARD
                               MILPITAS, CA 95035
                                 (408) 945-8600
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                            DENNIS R. DEBROECK, ESQ.
                                 FENWICK & WEST
                              TWO PALO ALTO SQUARE
                          PALO ALTO, CALIFORNIA 94306
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================
                                              PROPOSED MAXIMUM PROPOSED MAXIMUM
                                  AMOUNT       OFFERING PRICE      AGGREGATE
     TITLE OF SECURITIES           TO BE             PER           OFFERING         AMOUNT OF
      TO BE REGISTERED          REGISTERED          SHARE            PRICE      REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
Common Stock, no par value...    293,414(1)        $0.7689(2)   $225,600.00(3)       $100.00
============================================================================================

(1) Shares issuable upon exercise of outstanding options assumed as of September 16, 1996 under the Data Kinesis, Inc. 1996 Stock Option/Stock Issuance Plan.

(2) Weighted-average exercise price of outstanding options set forth above, rounded to four decimal places.

(3) Aggregate Offering Price based upon the number and exercise prices of all outstanding options.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Registrant's latest Annual Report on Form 10-K, file no. 0-15071 filed on June 21, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's fiscal year ended March 31, 1996.

          (b) The Registrant's Quarterly Report on Form 10-Q, file no. 0-15071 filed on August 9, 1996, which contains the Registrant's unaudited financial statements at June 30, 1996.

          (c) Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on July 20, 1992 with the Commission under Section 12(g) of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the California General Corporation law makes provisions for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registration has entered into indemnification agreements to such effect with its officers and directors.

     Article IV of Registrant's Articles of Incorporation and Article VI of the Bylaws of Registrant provide that the Registrant shall indemnify certain agents of the Registrant to the maximum extent permitted by the California Corporations Code. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Registrant as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise.

     The Registrant shall have the power, to the extent and in the manner permitted by Section 317 of the California Corporations Code, to indemnify each of its employees and agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company. For this purpose, an "employee" or "agent" of the Registrant includes any person (i) who is or was an employee or agent of Registrant, (ii) who is or was serving at the request of Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of Registrant or of another enterprise at the request of such predecessor corporation.

     The Registrant has entered into separate indemnification agreements with its directors and officers, which may require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

                4.01  First Amended and Restated Common Shares Rights Agreement between
                      Registrant and Chemical Trust Company as Rights Agents, dated June 30,
                      1992. (Incorporated by reference to Exhibit 1.1 to Amendment No. 3 on Form
                      8-A (filed July 20, 1992) to Registrant's Registration Statement (No.
                      0-15071 on Form 8-A filed on May 11, 1992).
                4.02  Data Kinesis, Inc. 1996 Stock Option/Stock Issuance Plan.
                4.03  Data Kinesis, Inc. 1996 Stock Option/Stock Issuance Plan, Amendment Number 1, Effective
                      as of August 2, 1996 (the "Amendment").
                4.04  Form of Stock Option Agreement for use in connection with the 1996 Data Kinesis, Inc. Stock
                      Option/Stock Issuance Plan, as amended by the Amendment.
                4.05  Form of Stock Purchase Agreement for use in connection with the Data Kinesis, Inc. 1996 Stock
                      Option/Stock Issuance Plan, as amended by the Amendment.
                5.01  Opinion of Fenwick & West.
               23.01  Consent of Price Waterhouse LLP.
               23.02  Consent of Arthur Andersen LLP.
               23.03  Consent of Fenwick & West (included in Exhibit 5.01).
               24.01  Power of Attorney (see page 5).

ITEM 9.  UNDERTAKINGS.

     (A) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statements relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the California General Corporations Code, the Restated Articles of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Adaptec, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 13th day of September, 1996.

                                          ADAPTEC, INC.

                                          By: /s/  F. GRANT SAVIERS

                                            ------------------------------------
                                            F. Grant Saviers
                                            Chief Executive Officer, President
                                              and Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints F. Grant Saviers and Paul G. Hansen, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                              TITLE                       DATE
- ------------------------------------------  ----------------------------    -------------------
/s/  F. GRANT SAVIERS                       Chief Executive Officer,        September 13, 1996
- ------------------------------------------  President and Director
F. Grant Saviers                            (Principal Executive
                                            Officer)
/s/  PAUL G. HANSEN                         Vice President of Finance,      September 13, 1996
- ------------------------------------------  Chief Financial Officer
Paul G. Hansen                              (Principal Financial
                                            Officer) and Assistant
                                            Secretary
/s/  ANDREW J. BROWN                        Corporate Controller            September 13, 1996
- ------------------------------------------  (Principal Accounting
Andrew J. Brown                             Officer)
/s/  JOHN G. ADLER                          Chairman of the Board and       September 13, 1996
- ------------------------------------------  Director
John G. Adler
                                            Director                        September   , 1996
- ------------------------------------------
Laurence B. Boucher
/s/  CARL J. CONTI                          Director                        September 13, 1996
- ------------------------------------------
Carl J. Conti

                SIGNATURE                              TITLE                       DATE
- ------------------------------------------  ----------------------------    -------------------
- ------------------------------------------  Director                        September   , 1996
John East
/s/  ROBERT J. LOARIE                       Director                        September 13, 1996
- ------------------------------------------
Robert J. Loarie
/s/  B. J. MOORE                            Director                        September 13, 1996
- ------------------------------------------
B. J. Moore
/s/  W. FERRELL SANDERS                     director                        September 13 , 1996
- ------------------------------------------
W. Ferrell Sanders
/s/  PHILLIP E. WHITE                       Director                        September 13 , 1996
- ------------------------------------------
Phillip E. White

                                 EXHIBIT INDEX

EXHIBIT NO.                                   DESCRIPTION                                   PAGE
- -----------   ----------------------------------------------------------------------------  ----
    4.01      First Amended and Restated Common Shares Rights Agreement between Registrant and Chemical Trust Company as Rights Agents, dated June 30, 1992.
              (Incorporated by reference to Exhibit 1.1 to Amendment No. 3 on Form 8
              (filed July 20, 1992) to Registrant's Registration Statement (No. 0-15071 on
              Form 8-A filed on May 11, 1992).............................................
    4.02      Data Kinesis, Inc. 1996 Stock Option/Stock Issuance Plan,...................
    4.03      Data Kinesis, Inc. 1996 Stock Option/Stock Issuance Plan, Amendment Number 1,
              Effective as of August 2, 1996...............................................
    4.04      Form of Stock Option Agreement for use in connection with the 1996 Data
              Kinesis, Inc. Stock Option/ Stock Issuance Plan, as amended by the Amendment.
    4.05      Form of Stock Purchase Agreement for use in connection with the Data Kinesis,
              Inc. 1996 Stock Option/ Stock Issuance Plan, as amended by the Amendment....
    5.01      Opinion of Fenwick & West...................................................
   23.01      Consent of Price Waterhouse LLP.............................................
   23.02      Consent of Arthur Andersen LLP..............................................
   23.03      Consent of Fenwick & West (included in Exhibit 5.01)........................
   24.01      Power of Attorney (see page 5)..............................................